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                                                                     EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 33-51294 on Form N-1A on our reports dated August 21, 2009, relating to the financial statements and financial highlights of Van Kampen Series Fund, Inc. for the Van Kampen American Value Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen Global Equity Allocation Fund, and the Van Kampen Global Franchise Fund, appearing in the respective Annual Reports to Shareholders for the year ended June 30, 2009 and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in each Prospectus, which is also part of this Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                     -------------------------
                                                     Deloitte & Touche LLP

Chicago, Illinois
October 23, 2009